                                                                   EXHIBIT 99.1c

                                 AMENDMENT NO. 2

                                       TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                       OF

                        AMERICAN CENTURY MUNICIPAL TRUST

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 12th day of December, 2005 by the Trustees hereunder.

     WHEREAS,  the Board of Trustees have executed an Amendment and  Restatement to the Agreement and  Declaration of Trust dated March 26, 2004 and amended June
30, 2005;

     WHEREAS,  the  Board of  Trustees  have  determined  that it is in the best interests of American Century  Municipal Trust (the "Trust") to add a new series titled Long-Term Tax-Free Fund ("New Series"), and

     WHEREAS, the Trustees have approved the elimination of the C Class II Class for the High-Yield Municipal Fund, and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust to reflect these changes.

     NOW,  THEREFORE,  BE IT RESOLVED,  that the  Declaration of Trust is hereby amended by deleting the text of Schedule A thereof in its entirety and inserting in lieu thereof the attached Schedule A.

     IN WITNESS  WHEREOF,  the Trustees do hereto set their hands as of the date written above.

TRUSTEES OF THE AMERICAN CENTURY MUNICIPAL TRUST

/s/ Kenneth E. Soctt                      /s/ Ronald J. Gilson
--------------------------------------    --------------------------------------
Kenneth E. Scott                          Ronald J. Gilson

/s/ Kathryn A. Hall                       /s/ William M. Lyons
--------------------------------------    --------------------------------------
Kathryn A. Hall                           William M. Lyons

/s/ John B. Shoven                        /s/ Jeanne D. Wohlers
--------------------------------------    --------------------------------------
John B. Shoven                            Jeanne D. Wohlers

/s/ Antonio Canova                        /s/ John Freidenrich
--------------------------------------    --------------------------------------
Antonio Canova                            John Freidenrich

/s/ Myron S. Scholes
--------------------------------------
Myron S. Scholes

                                   SCHEDULE A

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following  Series as Series of the Trust (and the Classes  thereof) with the relative rights and preferences as described in Section 6:

SERIES                                      CLASS        DATE OF ESTABLISHMENT
------                                      -----        ---------------------

Tax-Free Money Market Fund                  Investor          07/31/1984

Tax-Free Bond Fund                          Investor          07/31/1984
                                            Institutional     12/17/2002
                                            Advisor           06/30/2005
                                            R Class           06/30/2005

High-Yield Municipal Fund                   Investor          12/15/1997
                                            A Class           05/08/2002
                                            B Class           05/08/2002
                                            C Class           05/01/2001

Florida Municipal Money Market Fund         Investor          04/11/1994

Florida Municipal Bond Fund                 Investor          04/11/1994
                                            A Class           02/27/2004
                                            B Class           02/27/2004
                                            C Class           02/27/2004

Arizona Municipal Bond Fund                 Investor          04/11/1994
                                            A Class           02/27/2004
                                            B Class           02/27/2004
                                            C Class           02/27/2004

Long-Term Tax-Free Fund                     Investor          12/12/2005
                                            Institutional     12/12/2005
                                            A Class           12/12/2005
                                            B Class           12/12/2005
                                            C Class           12/12/2005

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.